Exhibit 99.1

Tenaya Therapeutics Appoints Amy Burroughs to Board of Directors

SOUTH SAN FRANCISCO, Calif., – December 7, 2022 – Tenaya Therapeutics, Inc. (Nasdaq: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced the appointment of Amy Burroughs to its Board of Directors. Ms. Burroughs currently serves as President and Chief Executive Officer of Cleave Therapeutics, a clinical-stage company focused on developing novel medicines for oncology and neurodegenerative diseases.

“We are pleased to welcome Ms. Burroughs to the Tenaya Board. Her substantial and diverse industry experience in the development and commercial launch of innovative products will be directly relevant to our efforts as we advance our pipeline of targeted therapeutics for rare and prevalent forms of heart disease,” said Faraz Ali, Chief Executive Officer of Tenaya. “Ms. Burroughs is well-positioned to help Tenaya lay the foundation to become a fully integrated company capable of discovering, development and commercializing novel genetic therapies.”

Ms. Burroughs brings more than 20 years of experience in the healthcare and life science industries, with a focus on drug development and commercial planning. Before joining Cleave, Ms. Burroughs served as Executive in Residence at 5AM Ventures, and as a senior advisor to Crinetics Pharmaceuticals, a 5AM portfolio company. Prior to that she founded the Ventral Group, a strategic life sciences consulting and investor advisory firm for high-growth healthcare companies. Earlier in her career, Ms. Burroughs served as Chief Commercial Officer and head of business development of APT Pharmaceuticals and Commercial Team Leader at Genentech, managing strategy and communications while contributing to the successful launches of Xolair®, Raptiva®, Rituxan® RA and Lucentis®. She began her career in industry with Procter & Gamble, where she was a key contributor to the launch of Aleve®. Ms. Burroughs earned a Bachelor of Arts in computer science and a minor in economics from Dartmouth College, and an MBA from Harvard Business School. Ms. Burroughs sits on the board of DiaMedica Therapeutics.

“I have been impressed by Tenaya’s bold mission, deep and differentiated pipeline, and strong track record of execution against ambitious goals with a diverse and talented team,” said Ms. Burroughs. “I look forward to working with the leadership team and Board to support Tenaya’s continued progress and advancement of first-in-class therapeutic candidates intended to improve the lives of individuals and families fighting severe heart disease.”

In conjunction with Ms. Burroughs’ appointment, Tenaya also announced that Eli Casdin, Chief Investment Officer of Casdin Capital, is stepping down from the Board of Directors to focus on other commitments following more than three years of service.

“On behalf of the Tenaya Board of Directors, I’d like to convey our appreciation for Mr. Casdin’s leadership and involvement during his tenure as a Board member. His strategic insights have greatly contributed to Tenaya’s evolution from a preclinical-stage, private company to a clinical-stage, publicly traded company with cGMP manufacturing capabilities,” said David Goeddel, Ph.D., Chair of Tenaya’s Board of Directors and Managing Partner at The Column Group. “We welcome Ms. Burroughs to our Board and look forward to her wealth of industry expertise supporting Tenaya’s future evolution and growth.”

About Tenaya Therapeutics

Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver curative therapies that address the underlying drivers of heart disease. Founded by leading cardiovascular scientists from Gladstone Institutes and the University of Texas Southwestern Medical Center, Tenaya is developing therapies for rare genetic cardiovascular disorders, as well as for more prevalent heart conditions, through three distinct but interrelated product platforms: Gene Therapy, Cellular Regeneration and Precision Medicine. For more information, visit www.tenayatherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “become,” “will,” “look forward” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, statements by Tenaya’s chief executive officer and its board members. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical-stage company, including the potential for Tenaya’s product candidates to cause serious adverse events; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; the timing, progress and results of preclinical studies for Tenaya’s earlier stage programs; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; Tenaya’s ability to successfully operate a manufacturing facility for clinical or commercial supply; Tenaya’s commercialization and marketing capabilities and strategy; Tenaya’s ability to raise additional funding it will need to continue to pursue its business and product development plans; the negative impacts of the COVID-19 pandemic on Tenaya’s manufacturing and operations, including preclinical studies and clinical trials; the timing, scope and likelihood of regulatory filings and approvals; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s reliance on third parties; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors
Michelle Corral

VP, Corporate Communications and Investor Relations

IR@tenayathera.com

Media
Wendy Ryan
Ten Bridge Communications
wendy@tenbridgecommunications.com